EXHIBIT 1.(a)










                          AGREEMENT AND DECLARATION OF TRUST
                                          OF
                                CFB MARKETWATCH FUNDS

               This AGREEMENT AND DECLARATION OF TRUST, made at Boston, Massachusetts this 4th day of June, 1992 by and between the Settlor named below and the Trustee whose signature is set forth below (the "Initial Trustee"),

                            W I T N E S S E T H   T H A T:
                            - - - - - - - - - -   - - - -

               WHEREAS, Bryan Chegwidden, an individual residing in Boston, Massachusetts (the "Settlor"), proposes to deliver to the Initial Trustee the sum of one hundred dollars ($100.00) lawful money of the United States of America in trust hereunder and to authorize the Initial Trustee and all other Persons acting as Trustees hereunder to employ such funds, and any other funds coming into their hands or the hands of their successor or successors as such Trustees, to carry on the business of an investment company, and as such of buying, selling, investing in or otherwise dealing in and with stocks, bonds, debentures, warrants, options, futures contracts and other securities and interests therein, or calls or puts with respect to any of the same, or such other and further investment media and other property as the Trustees may deem advisable, which are not prohibited by law or the terms of this Declaration of Trust; and

               WHEREAS, the Initial Trustee is willing to accept such sum, together with any and all additions thereto and the income or increments thereof, upon the terms, conditions and trusts hereinafter set forth; and

               WHEREAS, it is proposed that the assets held by the Trustees may be divided into separate funds or portfolios, each with its own separate investment assets, investment objective, policies and purposes, and that the beneficial interest in each such fund or portfolio be divided into transferable shares of beneficial interest, with one or more separate classes of shares for each fund or portfolio, all in accordance with the provisions hereinafter set forth; and

               WHEREAS, it is desired that the trust established hereby (the "Trust") be managed and operated as a trust with transferable shares under the laws of the Commonwealth of Massachusetts, of the type commonly known as and referred to as a Massachusetts business trust with transferable Shares, in accordance with the provisions hereinafter set forth;

               NOW, THEREFORE, the Initial Trustee, for himself and his successors as Trustees, hereby declares, and agrees with the Settlor, for himself and for all Persons who shall hereafter become holders of shares of beneficial interest of the Trust that the Trustees will hold the sum delivered to them upon the execution hereof, and all other and further cash, securities and other property of every type and description which they may in any way acquire in their capacity as such Trustees, together with the income therefrom and the proceeds thereof, IN TRUST NEVERTHELESS, to manage and dispose of the same for the benefit of the holders from time to time of the shares of beneficial interest of the several classes being issued and to be issued hereunder and in the manner and subject to the provisions hereof, to wit:

                                          I.

                                         NAME

               This trust shall be known as CFB MARKETWATCH FUNDS hereinafter called the "Trust"), and the Trustees shall conduct the business of the Trust under that name or any other name as they shall from time to time determine.

                                         II.

                                     DEFINITIONS

               2.1  Definition of Certain Terms.  As used in this
                    ---------------------------
          Declaration of Trust, the terms set forth below shall have the following meanings:

                    A. The "Act" refers to the Investment Company Act of 1940, as now or hereafter amended, to the rules and regulations adopted from time to time thereunder and to any order or orders thereunder which may from time to time be applicable to the Trust.

                    B. The terms "affiliated person," "assignment" and "interested person" shall have the respective meanings set forth in the Act. The term "vote of a majority of outstanding Shares" shall mean the "vote of a majority of the outstanding voting securities" as defined in the Section 2(a)(42) of the Act.

                    C. The "Regulations" shall refer to the Code of Regulations of the Trust as adopted and amended from time to time.

                    D. The "Declaration of Trust" shall mean this Declaration of Trust as amended or restated from time to time.

                    E.   "Person" shall mean a natural person, a
          corporation, a partnership, an association, a joint-stock company, a trust, a fund or any organized group of persons whether incorporated or not.


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                    F.   "Shares" means the equal proportionate
          transferable units of interest of each class into which the beneficial interest in the Trust may be classified or reclassified from time to time by the Trustees acting under this Declaration of Trust, or in the absence of such action, means the equal proportionate transferable units of interest into which the entire beneficial interest in the Trust shall be divided from time to time, and includes fractions of Shares as well as whole Shares.

                    G. "Shareholder" means a record owner of Shares in the Trust.

                    H. The "Trustees" refers to the individual trustees of the Trust named herein or elected in accordance with
          Article VI hereof in their capacity as trustees hereunder and not as individuals and to their successor or successors while serving in office as a trustee of the Trust, and includes a single trustee.

                    I. "Trust Property" means any and all assets and property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees.

                                         III.

                         PURPOSE OF TRUST; AGENT FOR SERVICE

               The Trust is a Massachusetts business trust with
          transferable Shares of the type described in Chapter 182
          Section 1 of the General Laws of the Commonwealth of
          Massachusetts formed for the purpose of acting as a management investment company under the Act; provided, however, that the
                                            --------  -------
          Trust may exercise all powers which are ordinarily exercised by or permissible for Massachusetts business trusts with transferable Shares.

               The Agent of the Trust for Service of Process within the Commonwealth of Massachusetts shall be: CT Corporation System, Two Oliver Street, Boston, Massachusetts 02109.

                                         IV.

                           OWNERSHIP OF ASSETS OF THE TRUST

               The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity, other than as Trustees hereunder, by the Trustees, including without limitation any successor Trustees. Legal title to all the assets of the Trust shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any assets of the Trust to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other person as nominee, on such terms as the Trustees may reasonably determine. The right, title and interest of the Trustees in the assets of the Trust shall vest automatically in each person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee, such Trustee shall automatically cease to have any right, title or interest in any of the assets of the Trust, and the right, title and interest of such Trustee in the assets of the Trust shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective regardless of whether conveyancing documents (pursuant to Section 6.6 hereof or otherwise) have been executed and delivered. Except to the extent otherwise required by
          Article V hereof, no Shareholder shall be deemed to have severable ownership in any individual asset of the Trust or any right of partition or possession thereof, or shall be called upon to assume any loss of the Trust or suffer an assessment of any kind by virtue of his ownership of Shares, but each Shareholder shall have a proportionate undivided beneficial interest in the assets belonging to a particular class or classes of Shares to the extent provided in Article V. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described shall be vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights specifically set forth in this Declaration of Trust. Shares shall not entitle any holder thereof to preference, preemptive, appraisal, conversion or exchange rights, except as the Trustees may determine pursuant to Article V hereof.

                                          V.

                   SHAREHOLDERS; BENEFICIAL INTEREST IN THE TRUST;
                          PURCHASE AND REDEMPTION OF SHARES

               5.1  Shares in the Trust.
                    -------------------

                    A. The beneficial interest in the Trust shall at all times be divided into an unlimited number of full and fractional transferable Shares with a par value of $.001 per share. All Shares shall be of one class, provided that subject to this
                                        --------
          Declaration of Trust and the requirements of applicable law, the Trustees shall have the power to classify or reclassify any unissued Shares into any number of additional classes of Shares by setting or changing in any one or more respects, from time to time before the issuance thereof, their designations, preferences, conversion or other rights, voting powers,

                                         -4-







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          restrictions, limitations, qualifications or terms or conditions of redemption, and provided further that the investment
                             -------- -------
          objectives, policies and restrictions governing the management and operations of the Trust, including the management of assets belonging to any class of Shares, may from time to time be changed or supplemented by the Trustees, subject to the requirements of the Act. The power of the Trustees to classify or reclassify Shares shall include, without limitation, the power to classify or reclassify any class of Shares into one or more series of such class. A copy of each action of the Trustees by which Shares are classified or reclassified pursuant to this subsection 5.1(A), executed by a majority of the Trustees (or by an officer of the Trust pursuant to a vote of a majority of the Trustees), shall be kept at the office of the Trust where it may be inspected by any Shareholder, and one copy of each such instrument shall be filed with the Secretary of The Commonwealth of Massachusetts, as well as with any other governmental office where such filing may from time to time be required by the laws of Massachusetts. All references to Shares in this Declaration of Trust which are not accompanied by a reference to any particular class of Shares shall be deemed to apply to all outstanding Shares of any and all classes. All references in this Declaration of Trust to any class of Shares shall include and refer to the Shares of any series thereof.

               Upon the issuance of the first Share of a second class of Shares classified or reclassified by the Trustees pursuant to this Section 5.1, all Shares theretofore issued and outstanding shall automatically represent Shares of a separate class having the preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption provided for in this Declaration of Trust with respect to any class of Shares. The Trustees may from time to time divide or combine the outstanding Shares of the Trust, or of any class or classes with the same alphabetical designation, into a greater or lesser number without thereby changing the proportionate beneficial interest of the Shares in the Trust as so divided or combined or in the assets belonging to such class or classes, as the case may be.

               At any time that there are no Shares outstanding of a particular class previously established and designated, the Trustees may abolish that class and the establishment and designation thereof.

                    B. Subject always to the power of the Trustees to classify and reclassify any unissued Shares pursuant to subsection A of this Section 5.1, Shares of the Trust shall (unless the Trustees otherwise determine with respect to a class of Shares at the time of establishing and designating the same) have the following designations, preferences, conversion and


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          other rights, voting powers, restrictions, limitations,
          qualifications and terms and conditions of redemption:

                         (1)  Designations.  The Board of Trustees shall
                              ------------
          give each class of Shares an alphabetical designation ("A," "B," "C," etc.), and may give any class of Shares such supplementary designations as the Board may deem appropriate. More than one class of Shares may have the same alphabetical designation.

                         (2)  Assets Belonging to Classes With Same
                              -------------------------------------
          Alphabetical Designation.  All consideration received by the
          ------------------------
          Trust for the issue and sale of Shares of any class shall be commingled, invested and reinvested together with the consideration received by the Trust for the issue and sale of Shares of such other class or classes, if any, that have the same alphabetical designation, along with all income, earnings, profits and proceeds derived from the investment thereof, including any proceeds derived from the sale, exchange or liquidation of such investments, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of the Trust not belonging to a particular class which the Trustees may, in their sole discretion, allocate to such classes having the same alphabetical designation, and shall irrevocably belong to the classes with respect to which such assets, payments or funds were received or allocated for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Trust. For purposes of this Declaration of Trust, such assets and the income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form, are referred to as "assets belonging to" such classes. Each Share of the classes having the same alphabetical designation shall share equally with each other

          Share of such classes in the assets belonging to such classes. Shareholders of any class of Shares shall have no right, title or interest in or to the assets belonging to any class of Shares with a different alphabetical designation.

                         (3)  Liabilities Belonging to Classes With Same
                              ------------------------------------------
          Alphabetical Designation.  The assets belonging to classes of
          ------------------------
          Shares with the same alphabetical designation shall be charged with the direct liabilities in respect of such classes and shall also be charged with such classes' proportionate share of the general liabilities of the Trust as determined by comparing the assets belonging to such classes with the aggregate assets of the Trust, provided, that the Board of Trustees may, in their
                 --------
          discretion, direct that any one or more general liabilities of the Trust be allocated to the respective classes on a different basis. The liabilities so charged to such classes are herein referred to as "liabilities belonging to" such classes, and each Share of such classes shall be charged equally with each other

          Share of a class having the same alphabetical designation with the liabilities belonging to such classes, except that:

                              (a)  A class of Shares with respect to which
          agreements are entered into by or on behalf of the Trust pursuant to which institutions agree to provide services with respect to beneficial owners of Shares of that class but not with respect to beneficial owners of Shares of other classes with the same alphabetical designation shall bear the expenses and liabilities relating to such agreements, as well as any other expenses directly attributable to such class of Shares which the Trustees determine should be borne solely by such class; and

                              (b)  A class of Shares shall not be required
          to bear the expenses and liabilities relating to any agreement described in clause (a) above pursuant to which an institution agrees to provide services with respect to beneficial owners of Shares of other classes with the same alphabetical designation but not to beneficial owners of Shares of that class, or any other expenses directly attributable to one or more other classes of Shares which the Trustees determine should be borne solely by such other class or classes.

                         (4)  Dividends and Distributions.  Shares of
                              ---------------------------
          classes having the same alphabetical designation shall be entitled to such dividends and distributions, in Shares or in cash or both, as may be declared from time to time by the Trustees, acting in their sole discretion, with respect to such classes, provided that such dividends and distributions shall be
                   --------
          paid only out of the lawfully available "assets belonging to" such classes as such term is defined in subsection B(2) of this
          Section 5.1.

                         (5)  Liquidating Distributions.  In the event of
                              -------------------------
          the termination of the Trust and the winding up of its affairs, the Shareholders of classes having the same alphabetical designation shall be entitled to receive out of the assets of the Trust available for distribution to Shareholders, but other than general assets not belonging to any particular class of Shares, the assets belonging to such classes and the assets so distributable to the Shareholders of such




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          classes shall, subject to the allocation of certain liabilities to a particular class as set forth in subsection B(3) of this
          Section 5.1, be distributed among such shareholders in proportion to the number of Shares of such classes held by them and recorded in their name on the books of the Trust. In the event that there are any general assets not belonging to any particular class of Shares and available for distribution, the Shareholders of classes having the same alphabetical designation shall be entitled to receive a portion of such general assets determined by comparing the assets belonging to such classes with the aggregate assets of the Trust; and the assets so distributable to the Shareholders of such classes shall, subject to the allocation of certain liabilities to a particular class as set forth in subsection B(3) of this Section 5.1, be distributed among such Shareholders in proportion to the number of Shares of such classes held by them and recorded in their name on the books of the Trust.

                         (6)  Voting.  The holder of each Share shall be
                              ------
          entitled to one vote for each full Share, and a proportionate fractional vote for each fractional Share, irrespective of the class, then recorded in his name on the books of the Trust, to the extent provided in Article VIII hereof.

                         (7)  Preemptive Rights.  Shareholders shall have
                              -----------------
          no preemptive or other rights to subscribe to any additional Shares or other securities issued by the Trust.

                         (8)  Conversion Rights.  The Trustees shall have
                              -----------------
          the authority to provide from time to time that the holders of Shares of any class shall have the right to convert or exchange said Shares for or into Shares of one or more other classes in accordance with such requirements and procedures as may be established from time to time by the Trustees.

                         (9)  Redemption of Shares.  To the extent of the
                              --------------------
          assets of the Trust legally available for such redemptions, a Shareholder of the Trust shall have the right to require the Trust to redeem his full and fractional Shares of any class out of assets belonging to the classes with the same alphabetical designation as such class at a redemption price equal to the net asset value per Share next determined after receipt of a request to redeem in proper form as determined by the Trustees, subject to the right of the Trustees to suspend the right of redemption of Shares or postpone the date of payment of such redemption price in accordance with the provisions of applicable law. The Trustees shall establish such rules and procedures as they deem appropriate for the redemption of Shares, provided that all redemptions shall be in accordance with the Act. Without limiting the generality of the foregoing, the Trust shall, to the extent permitted by applicable law, have the right at any time to redeem the Shares owned by any holder thereof: (a) in connection with the termination of any class of Shares as provided hereunder; (b) if the value of such Shares in the account or accounts maintained by the Trust or its transfer agent for any class or classes of Shares is less than the value determined from time to time by the Trustees as the minimum required for an account or accounts of such class or classes, provided that the
                                                        --------
          Trust shall provide a Shareholder with written notice at least fifteen (15) days prior to effecting a redemption of Shares as a result of not satisfying such requirement; (c) to reimburse the Trust for any loss it has sustained by reason of the failure of such Shareholder to make full payment for Shares purchased by such Shareholder; (d) to collect any charge relating to a



                                        -8-



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          transaction effected for the benefit of such Shareholder which is applicable to Shares as provided in the prospectus relating to such Shares; or (e) if the net income with respect to any particular class of Shares should be negative or it should otherwise be appropriate to carry out the Trust's responsibilities under the Act, in each case subject to such further terms and conditions as the Trustees may from time to time establish. The redemption price of Shares in the Trust shall, except as otherwise provided in this subsection, be the net asset value thereof as determined by the Trustees from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by the Trustees. When the net income of any class with respect to which the Trustees have, in their discretion, established a policy of maintaining a constant net asset value per Share is negative or whenever deemed appropriate by the Trustees in order to carry out the Trust's responsibilities under the Act, the Trust may, without payment of compensation but in consideration of the interests of the Trust and the holders of Shares of such class in maintaining a constant net asset value per Share of such class, redeem pro rata from each holder of record on such day, such number of full and fractional Shares of such class as may be necessary to reduce the aggregate number of outstanding Shares in order to permit the net asset value thereof to remain constant. Payment of the redemption price, if any, shall be made in cash by the Trust at such time and in such manner as may be determined from time to time by the Trustees unless, in the opinion of the Trustees, which shall be conclusive, conditions exist which make payment wholly in cash unwise or undesirable; in such event the Trust may make payment in the assets belonging or allocable to the classes of Shares having the same alphabetical designation as the class of the Shares redemption of which is being sought, the value of which shall be determined as provided herein.

                         (10)  Termination of Classes.  Without the vote of
                               ----------------------
          the Shares of any class then outstanding (unless otherwise required by applicable law), the Trustees may:

                              (a)  Sell and convey the assets belonging to
          any class or classes of Shares having the same alphabetical designation to another trust or corporation that is a management investment company (as defined in the Act) and is organized under the laws of any state of the United States for consideration which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, belonging to such class(es) and which may include securities issued by such trust or corporation. Following such sale and conveyance, and after making provision for the payment of any liabilities belonging to such class(es) that are not assumed by the purchaser of the assets belonging to such class(es), the Trust may, at the Trustees' option, redeem all outstanding Shares of such class(es) at net asset value as determined by the Trustees in accordance



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          with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by the Trustees. Notwithstanding any other provision of this Declaration of Trust to the contrary, the redemption price may be paid in cash or by distribution of the securities or other consideration received by the Trust for the assets belonging to such class(es) upon such conditions as the Trustees deem, in their sole discretion, to be appropriate consistent with applicable law and this Declaration of Trust;

                              (b) Sell and convert the assets belonging to any class or classes of Shares having the same alphabetical designation into cash and, after making provision for the payment of all obligations, taxes and other liabilities, accrued or contingent, belonging to such class(es), the Trust may, at the Trustees' option, (i) redeem all outstanding Shares of such class(es) at net asset value as determined by the Trustees in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by the Trustees upon such conditions as the Trustees deem, in their sole discretion, to be appropriate consistent with applicable law and this Declaration of Trust; or (ii) combine the assets belonging to such class(es) following such sale and conversion with the assets belonging to any one or more other class(es) of Shares having a different alphabetical designation pursuant to and in accordance with subsection (c) of this Section 5.1(B)(10);

                              (c)  Combine the assets belonging to any
          class or classes of Shares having the same alphabetical designation with the assets belonging to any one or more other classes of Shares having a different alphabetical designation if the Trustees reasonably determine that such combination will not have a material adverse effect on the Shareholders of any class participating in such combination. In connection with any such combination of assets the Shares of any class then outstanding may, if so determined by the Trustees, be converted into Shares of any other class or classes of Shares participating in such combination, or may be redeemed, at the option of the Trustees, at net asset value as determined by the Trustees in accordance with the provisions of applicable law, less such redemption fee or other charge, or conversion cost, if any, as may be fixed by the Trustees upon such conditions as the Trustees deem, in their sole discretion, to be appropriate consistent with applicable law and this Declaration of Trust. Notwithstanding any other provision of this Declaration of Trust to the contrary, any redemption price, or part thereof, paid pursuant to this subsection may be paid in Shares of any other class or classes participating in such combination; or

                              (d)  Otherwise terminate and wind up the
          affairs of any class or classes of Shares having the same alphabetical designation in accordance with this Declaration of





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          Trust and applicable law.  In connection with such termination of a class or classes of Shares having the same alphabetical designation and the winding up of the affairs of such class(es), all of the powers of the Trustees under this Declaration of Trust shall continue until the affairs of such class(es) shall have been wound up, including the power to fulfill or discharge the contracts of the Trust relating to such class(es), to collect assets belonging to such class(es), to sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining assets belonging to such class(es) to one or more persons at public or private sale for consideration that may consist in whole or in part of cash, securities or other property of any kind, to discharge or pay the liabilities belonging to such class(es), and to do all other acts appropriate to liquidate the business of such class(es), provided that the holders of Shares of any class shall not be entitled in any liquidation to receive any distribution upon the assets belonging to any other class that has a different alphabetical designation.

               If no Shares of a class then remain outstanding, or after the excess of the assets belonging to any class(es) of Shares over the liabilities belonging to such class(es) has been distributed among the Shareholders of such class(es) as provided in this Declaration of Trust, the Trustees may authorize the termination of such class(es) of Shares.

               5.2  Purchase of Shares.  The Trustees may accept
                    ------------------
          investments in the Trust from such persons for such consideration, including cash or property, and on such other terms as they may from time to time authorize and the Trustees may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses. The Trustees may in their discretion reject any order for the purchase of Shares.

               5.3  Net Asset Value Per Share.  The net asset value per
                    -------------------------
          Share of any class of Shares shall be computed at such time or times as the Trustees may specify pursuant to the Act. Assets shall be valued and net asset value per Share shall be determined by such person or persons as the Trustees may appoint under the supervision of the Trustees in such manner as the Trustees may determine not inconsistent with the Act.

               5.4  Ownership of Shares.  The ownership of Shares shall be
                    -------------------
          recorded on the record books of the Trust. The Trustees may make such rules and regulations as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. Certificates certifying the ownership of Shares may be issued as the Trustees may determine from time to time, provided that the Trustees shall have the power to call
          --------
          outstanding Share certificates and to replace them with book entries. The record books of the Trust shall be conclusive as to

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           the identity of holders of Shares and as to the number of Shares held by each Shareholder.


                                         VI.

                                     THE TRUSTEES

               6.1  Management of the Trust.  The affairs of the Trust
                    -----------------------
          shall be managed by the Trustees and they shall have all powers necessary or desirable to carry out such responsibility, including without limitation the appointment of and delegation of responsibility to such officers, employees, agents, and contractors as they may select.

               6.2  Number and Term of Office.  The number of Trustees
                    -------------------------
          shall be determined from time to time by the Trustees themselves, but shall not be more than ten. Subject to the provisions of this section relating to resignation or removal, the Trustees shall have the power to set and alter the terms of office of the Trustees, and they may at any time lengthen or shorten their own terms or make their terms of unlimited duration, provided that the term of office of any incumbent Trustee shall continue until terminated as provided in the concluding sentence of this
          Section 6.2 or, if not so terminated until the election of such Trustee's successor in office has become effective in accordance with this section. A Trustee shall qualify by accepting in writing his election or appointment and agreeing to be bound by the provisions of this Declaration of Trust. Except as otherwise provided herein in the case of vacancies, Trustees (other than the Initial Trustee provided in Section 6.3 hereof) shall be elected by the Shareholders at such time or times as the Trustees shall determine that such election is required under
          Section 16(a) of the Act or is otherwise advisable. Notwithstanding the foregoing, (a) any Trustee may resign as a Trustee by written instrument signed by him and delivered to the other Trustees at the principal business office of the Trust (without need for prior or subsequent accounting), which shall take effect upon such delivery or upon such later date as is specified therein; (b) any Trustee may be removed at any time with or without cause by written instrument, signed by a least two-thirds of the number of Trustees in office prior to such removal, specifying the date when such removal shall become effective; (c) any Trustee who has become incapacitated by illness or injury may be removed by written instrument signed by a majority of the other Trustees; and (d) the term of a Trustee shall terminate at his death, resignation, removal or adjudicated incompetency.

               6.3  Initial Trustee.  The initial Trustee shall be
                    ---------------
          John M. Loder, who, by his execution hereof, has agreed to be bound by the provisions of this Declaration of Trust. The initial Trustee shall have the power to appoint additional Trustees prior to any public meeting.

               6.4  Quorum.  At all meetings of the Trustees, a majority of
                    ------
          the Trustees shall constitute a quorum for the transaction of business and the action of a majority of the Trustees present at any meeting at which a quorum is present shall be the action of the Trustees unless the concurrence of a greater proportion is required for such action by law, the Regulations or this Declaration of Trust. If a quorum shall not be present at any meeting of Trustees, the Trustees present thereat may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Meetings may be held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating may hear each other. The Trustees may also act without a meeting, unless provided otherwise in this Declaration of Trust or required by law, by written consent of a majority of the Trustees. As used herein, a "majority of the Trustees" shall mean a majority of the Trustees in office at the time in question or if there shall be only one
          (1) Trustee in office then such term shall mean such Trustee.

               The Trustees may appoint committees of Trustees and delegate powers to them as provided in the Regulations. Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be a majority of the members thereof. Unless provided otherwise in this Declaration of Trust, any action of any such committee may be taken at a meeting at which a quorum is present by vote of a majority of the members present or without a meeting by written consent of a majority of all the members.

               6.5  Vacancies.  In case a vacancy shall exist by reason of
                    ---------
          an increase in number, or for any other reason, the remaining Trustee or Trustees may fill such vacancy by appointing such other person as he or they in their discretion shall select. An appointment of a Trustee may be made in anticipation of a vacancy to occur at a later date by reason of retirement or resignation of a Trustee or an increase in the number of Trustees; provided, that such appointment will not become effective prior to such retirement or resignation or such increase in the number of Trustees. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in this
          Section 6.5, the Trustee or Trustees then in office, regardless of number, shall have all the powers granted to the Trustees, and shall discharge all the duties imposed on the Trustees, by this Declaration of Trust. A written instrument certifying the existence of such vacancy signed by a majority of the Trustees shall be conclusive evidence of the existence of such vacancy. Such appointment shall be evidenced by a written instrument signed by a majority of the then Trustees but the appointment shall not take effect until the individual so named shall have qualified by accepting in writing the appointment and agreeing to be bound by the terms of this Declaration of Trust. A vacancy may also be filled by the Shareholders in an election held at an annual or special meeting. As soon as any Trustee so appointed or elected shall have qualified, the Trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance.

               6.6  Effect of Death, Resignation, etc. of Trustee.  The
                    ---------------------------------------------
          death, resignation, removal, or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence. The failure to request or deliver such documents shall not affect the operation of the provisions of Article IV hereof.

               6.7  Powers.  The Trustees in all instances shall act as
                    ------
          principals and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or desirable in connection with the management of the Trust. The Trustees shall not be bound or limited by present or future laws or customs in regard to Trust investments, but shall have full authority and power to make any and all investments which they, in their uncontrolled discretion, shall deem proper to accomplish the purpose of this Trust. Without limiting the foregoing, and subject to any applicable limitation in this Declaration of Trust or the Regulations, the Trustees shall have power and authority:

                    A. To conduct, operate and carry on, either directly or through one or more wholly-owned subsidiaries, the business of an investment company or any other lawful business activity which the Trustees, in their sole and absolute discretion, consider to be (1) incidental to the business of the Trust or any class of Shares as an investment company, (2) conducive to or expedient for the benefit or protection of the Trust or the Shareholders of any class of Shares, or (3) calculated in any other manner to promote the interests of the Trust or the Shareholders of any class of Shares.

                    B. To adopt Regulations not inconsistent with this Declaration of Trust providing for the conduct of the affairs of the Trust and to amend and repeal them to the extent that they do not reserve that right solely to the Shareholders.

                    C. To issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares of the Trust; and to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares, any funds or other assets of the Trust, whether constituting capital or surplus or otherwise, to the full extent now or hereafter permitted by applicable law; and to divide or combine Shares without thereby changing the proportionate beneficial interest in the Trust.

                    D. To issue, acquire, hold, resell, convey, write options on, and otherwise deal in securities, debt instruments and other instruments and rights of a financial character and to apply to any acquisition of securities any property of the Trust whether from capital or surplus or otherwise.

                    E. To invest and reinvest cash, and to hold cash uninvested.

                    F. To borrow money, issue guarantees of indebtedness or contractural obligations of others, to sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the Trust Property.

                    G. To act as a distributor of Shares and as underwriter of, or broker or dealer in, securities or other property.

                    H. To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Trustees shall deem proper.

                    I. To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities.

                    J. To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or in the name of a custodian, sub-custodian or other depositary or a nominee or nominees or otherwise.

                    K. To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security of which is or was held in the Trust; and consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust.

                    L. To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper.

                    M. To enter into joint ventures, general or limited partnerships and any other combinations or associations.

                    N.   To enter into contracts of any kind and
          description.

                    O. To collect all property due to the Trust, to pay all claims, including taxes, against the assets belonging to the Trust, to prosecute, defend, compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes, to foreclose any security interest securing any obligations by virtue of which any property is owed to the Trust, and to enter into releases, agreements and other instruments.

                    P. To retain and employ any Person or Persons to serve on behalf of the Trust as investment adviser, administrator, transfer agent, custodian, underwriter, distributor or in such other capacities as they consider desirable and to delegate such power and authority as they consider desirable to any such Person or Persons.

                    Q. To indemnify any person with whom the Trust has dealings.

                    R. To purchase and pay for entirely out of Trust Property such insurance as they may deem necessary or appropriate for the conduct of the business, including without limitation, insurance policies insuring the Trust Property and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers or managers, principal underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, investment adviser or manager, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against such liability.

                    S. To engage in and to prosecute, defend, compromise, abandon, or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, and demands relating to the Trust or the Trust Property, and, out of the Trust Property, to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any appropriate committee thereof, in the exercise of their or its good faith business judgment, consenting to dismiss any action, suit, proceeding, dispute, claims, or demand, derivative or otherwise, brought by any person, including a Shareholder in such Shareholder's own name or in the name of the Trust, whether or not the Trust or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust.

                    T. To establish pension, profit sharing, Share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust.

                    U. To determine and change the fiscal year of the Trust and the method by which its accounts shall be kept.

                    V. To establish in their absolute discretion in accordance with the provisions of applicable law the basis or method for determining the value of the assets belonging to any class or classes of Shares, the value of the liabilities belonging to any class or classes of Shares, the allocation of any assets or liabilities to any class or classes of Shares, the net asset value of any class of Shares, the times at which Shares of any class shall be deemed to be outstanding or no longer outstanding and the net asset value of each Share of any class for purposes of sales, redemptions, repurchases of Shares or otherwise.

                    W. To determine in accordance with generally accepted accounting principles and practices what constitutes net profits or net earnings, and to determine what accounting periods shall be used by the Trust for any purpose, whether annual or any other period, including daily; to set apart out of the assets belonging to any class or classes of Shares such reserves of funds for such purposes as it shall determine and to abolish the same; to declare and pay any dividends and distributions to any class of Shares in cash, securities or other property from any assets legally available therefor, at such intervals (which may be as frequently as daily) or on such other periodic basis, as it shall determine; to declare such dividends or distributions by means of a formula or other method of determination, at meetings held less frequently than the frequency of the effectiveness of such declaration; to establish payment dates for dividends or any other distributions on any basis, including dates occurring less frequently than the effectiveness of declarations thereof; and to provide for the payment of declared dividends on a date earlier or later than the specified payment date in the case of Shareholders redeeming their entire ownership of Shares of any class.

                    X. To engage in any other lawful act or activity in which a Massachusetts business trust with transferable Shares or a corporation organized under the Massachusetts Business Corporation Law may engage.

               No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

               6.8  Trustees and Representatives as Shareholders.  Any
                    --------------------------------------------
          Trustee, representative or other agent of the Trust may acquire, own and dispose of Shares of the Trust to the same extent as if he were not a Trustee, representative or agent; and the Trust may issue and sell or cause to be issued and sold Shares of the Trust to, and may buy such Shares from, any person with which such Trustee, representative or agent is affiliated subject only to the general limitations herein contained as to the sale and purchase of such Shares; all subject to any restrictions which may be contained in the Regulations.

               6.9  Expenses; Trustee Reimbursement.  The Trustees shall
                    -------------------------------
          have the power to incur and to pay (or shall be reimbursed) from the Trust Property all expenses and disbursements of the Trust, including, without limitation, interest expense, compensation payable to Trustees and representatives of the Trust, taxes, fees and commissions of every kind incurred in connection with the affairs of the Trust, expenses of issue, repurchase and redemption of Shares, expenses of registering and qualifying the Trust and its Shares under Federal and State securities laws and regulations, charges of custodians, transfer agents, investment advisers, administrators and registrars, expenses in obtaining securities prices for valuation purposes, expenses of preparing and printing and distributing prospectuses, auditing and legal expenses, expenses of reports to Shareholders, expenses of meetings of Shareholders and proxy solicitations therefor, insurance expense, association membership dues and such non-recurring items as may arise, including costs and expenses of litigation to which the Trust is a party, and for all losses and liabilities by them incurred in administering the Trust, provided
                                                                   --------
          that expenses, disbursements, losses and liabilities incurred in connection with classes of Shares having the same alphabetical designation or in connection with the management of the assets belonging to such classes shall be payable solely out of the assets belonging to such classes, and provided further that the
                                                -------- -------
          Trustees shall have a lien on the Trust Property prior to any rights or interests of the Shareholders thereto for the payment of any expenses, disbursements, losses and liabilities of the Trust.

               6.10 Power to Carry Out Trust's Purposes; Presumptions.  The
                    -------------------------------------------------
          Trustees shall have power to carry out any and all acts consistent with the Trust's purposes through branches and offices both within and without the Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. The Trustees shall not be required to obtain any court order to deal with the Trust Property.

               6.11 Determinations by Trustees.  Any determination made in
                    --------------------------
          good faith and, so far as accounting matters are involved in accordance with generally accepted accounting principles, by or pursuant to the direction of the Trustees as to the amount and value of assets, obligations or liabilities of the Trust or any class of Shares, as to the amount of net income of the Trust or any class of Shares from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the value of any security owned by the Trust or any class of Shares, as to the allocation of any assets or liabilities to a class or classes of Shares, as to the times at which Shares of any class shall be deemed to be outstanding or no longer outstanding, or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or Shares, and any reasonable determination made in good faith by the Trustees as to whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or any underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Trust and all Shareholders, past, present and future, and Shares are issued and sold on the condition and understanding, evidenced by the purchase of Shares or acceptance of Share certificates, that any and all such determinations shall be binding as aforesaid.

               6.12 Service in Other Capacities.  Any Trustee,
                    ---------------------------
          representative, employee or agent of the Trust, including any investment adviser, transfer agent, administrator, distributor, custodian or underwriter for the Trust, may serve in any other capacity on his or its own behalf or on behalf of others, and may engage in other business activities in addition to his or its services on behalf of the Trust, provided that such other
                                           --------
          activities do not materially interfere with the performance of his or its duties for or on behalf of the Trust.


                                         VII.

                         AGREEMENTS WITH INVESTMENT ADVISER,
                        PRINCIPAL UNDERWRITER, ADMINISTRATOR,
                         TRANSFER AGENT, CUSTODIAN AND OTHERS

               7.1  Investment Adviser.  The Trustees may, on such terms
                    ------------------
          and conditions as they may in their discretion determine, enter into a written investment advisory agreement or agreements with any Person or Persons providing for portfolio management, investment advisory, statistical and research facilities and other services pertaining to the assets belonging to one or more classes of Shares. Notwithstanding any other provision hereof, the Trustees may authorize such an investment adviser (subject to such general or specific instructions as the Trustees may adopt) to effect purchases, sales or exchanges of portfolio securities of such class(es) on behalf of the Trustees and to determine the net asset value and net income of such class(es) or may authorize any representative or Trustee to effect such purchases, sales or exchanges pursuant to the recommendations of such investment adviser (all without further action by the Trustees). Any such purchases, sales and exchanges so affected shall be deemed to have been authorized by all of the Trustees.

               7.2  Administrator.  The Trustees may, on such terms and
                    -------------
          conditions as they may in their discretion determine, enter into one or more agreements with any Person or Persons providing for administrative services to one or more classes of Shares, including assistance in supervising the affairs of such class(es) and performance of administrative, clerical and other services considered desirable by the Trustees.

               7.3  Principal Underwriter.  The Trustees may, on such terms
                    ---------------------
          and conditions as they may in their discretion determine, enter into one or more distribution agreements with any Person or Persons providing for sale of Shares of one or more classes at a price at least equal to the net asset value per Share of such class(es) and providing for sale of the Shares of such class(es) pursuant to arrangements by which the Trust may either agree to sell the Shares of such class(es) to the other party to the agreement or appoint such other party its sales agent for such Shares. Such agreement(s) may also provide for the repurchase of Shares of such class(es) by such other party as principal or as agent of the Trust, and may authorize the other party to enter into agreements with others for the purpose of the distribution or repurchase of Shares of such class(es).

               7.4  Transfer Agent.  The Trustees may, on such terms and
                    --------------
          conditions as they may in their discretion determine, enter into one or more agreements with any Person or Persons providing for transfer agency and other services to Shareholders of any class.

               7.5  Custodian.  The Trustees may, on such terms and
                    ---------
          conditions as they may in their discretion determine, enter into one or more agreements with any Person or Persons providing for the custody and safekeeping of the property of the Trust or any class of Shares.

               7.6  Service and Distribution Plans.  The Trustees may, on
                    ------------------------------
          such terms and conditions as they may in their discretion determine, adopt one or more plans pursuant to which Persons may be compensated directly or indirectly by the Trust for Shareholder servicing, administration or distribution with respect to one or more classes of Shares, including without limitation plans subject to Rule 12b-1 under the Act, and the Trustees may enter into agreements pursuant to such plans.

               7.7  Parties to Agreements.  The same Person may be employed
                    ---------------------
          in multiple capacities under Sections 7.1 through 7.6 of this
          Article VII and may receive compensation in as many capacities as such Person serves. The Trustees may enter into any agreement of the character described in this Article VII, or any other agreement necessary or appropriate to the conduct of the business of the Trust or any class of Shares, with any Person, including any Person in which any Trustee, representative, employee or Shareholder of the Trust may be interested, and no such agreement shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any Person holding such relationship be liable by reason of such relationship for any loss or expense to the Trust under or by reason of said agreement or accountable for any profit realized directly or indirectly therefrom.

                                        VIII.

                       SHAREHOLDERS' VOTING POWERS AND MEETINGS

               8.1  Voting Powers.  The Shareholders shall have power to
                    -------------
          vote (a) for the election of Trustees as provided in Section 6.2 hereof, (b) to the same extent as the shareholders of a Massachusetts business corporation when considering whether a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, (c) with respect to any of the matters and to the extent provided in Article X hereof, (d) with respect to such additional matters relating to the Trust as may be required by law, by this Declaration of Trust, by the Regulations of the Trust, by any requirement applicable to or agreement of the Trust, or as the Trustees may consider desirable. Every Shareholder of record shall have the right to one vote for every whole Share (other than Shares held in the treasury of the Trust) standing in his name on the books of the Trust, and to a proportional fractional vote for any fractional Share, as to any matter on which the Shareholder is entitled to vote. There shall be no cumulative voting. Shares may be voted in person or by proxy. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted to be taken by Shareholders by law, this Declaration of Trust or the Regulations.

               8.2  Meetings.  Meetings of Shareholders may be called by
                    --------
          the Trustees as provided in the Regulations and shall be called by the Trustees upon the written request of Shareholders owning at least ten percent (10%) of the outstanding Shares entitled to vote.

               8.3  Quorum and Required Vote.  The presence, in person or
                    ------------------------
          by proxy, of Shareholders entitled to cast at least a majority of the votes which all Shareholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter. Action may be taken on all matters for which a quorum exists, irrespective of the absence of a quorum on other matters. If a meeting cannot be organized with respect to a particular matter because a quorum for that matter has not attended, those present and entitled to vote on such matter may adjourn the meeting to such reasonable time and place as they may determine.

               On any matter submitted to a vote of Shareholders, Shares with different alphabetical class designations that are then issued and outstanding and entitled to vote shall be voted in the aggregate and not by class except: (1) as otherwise required by applicable law or permitted by the Board of Trustees of the Trust, or (2) when the matter, as conclusively determined by the Trustees, affects only the interests of the Shareholders of a class or classes with a particular alphabetical designation (in which case only Shareholders of the affected class or classes shall be entitled to vote thereon).

               Each Share of classes having the same alphabetical designation shall vote together in the aggregate and not by class on all matters submitted to a vote of the Shareholders of such classes, except that:

                    (1) on any matter that pertains to the agreements or expenses and liabilities described in subsection B(3)(a) of
          Section 5.1 hereof (or to any plan or other document adopted by the Trust relating to said agreements, expenses or liabilities) and is submitted to a vote of Shareholders of the Trust, only the particular class of Shares specified therein shall be entitled to vote, except that: (i) if said matter affects Shares in the Trust other than such class of Shares, such other affected Shares in the Trust shall also be entitled to vote, and in such case the particular class of Shares so specified shall be voted in the aggregate together with such other affected Shares and not by class except where otherwise required by law or permitted by the Board of Trustees of the Trust; and (ii) if said matter does not affect the particular class of Shares specified therein, said class of Shares shall not be entitled to vote (except where required by law or permitted by the Board of Trustees) even though the matter is submitted to a vote of the holders of Shares in the Trust other than Shares of such class; and

                    (2) on any matter that pertains to the agreements or expenses and liabilities described in subsection B(3)(b) of
          Section 5.1 hereof (or any plan or other document adopted by the Trust relating to said agreements, expenses or liabilities) and is submitted to a vote of Shareholders of the Trust, the particular class of Shares specified therein shall not be entitled to vote, except where otherwise required by law or permitted by the Board of Trustees of the Trust, and except that if said matter affects such class of Shares, such class of Shares shall be entitled to vote, and in such case shall be voted in the aggregate together with all other Shares in the Trust voting on the matter and not by class except where otherwise required by law or permitted by the Board of Trustees.

               Subject to any applicable requirements of law or of this Declaration of Trust or the Regulations: (a) the acts, at any duly organized meeting, of the Shareholders present, in person or by proxy, entitled to cast at least a majority of the votes which all Shareholders present are entitled to cast on the particular matter shall be the acts of the Shareholders with respect to that matter; and (b) in the election of Trustees, a plurality of the Shares voting shall elect a Trustee.

               8.4  Shareholder Action by Written Consent.  Any action
                    -------------------------------------
          which may be taken by Shareholders may be taken without a meeting if not less than a majority of the Shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

               8.5  Code of Regulations.  The Regulations may include
                    -------------------
          further provisions not inconsistent with this Declaration of Trust for meetings of Shareholders, votes, record dates, notices of meetings and related matters.


                                         IX.

                     LIMITATIONS OF LIABILITY AND INDEMNIFICATION

               9.1  Liabilities of Classes.  Liabilities belonging to
                    ----------------------
          classes of Shares with the same alphabetical designation, including, without limitation, expenses, fees, charges, taxes, and liabilities incurred or arising in connection with such classes, or in connection with the management thereof, shall be paid only from the assets belonging to such classes.

               9.2  Limitation of Trustee Liability.  Every act or thing
                    -------------------------------
          done or omitted, and every power exercised or obligation incurred by the Trustees or any of them in the administration of this Trust or in connection with any affairs, property or concerns of the Trust, whether ostensibly in their own names or in their Trust capacity, shall be done, omitted, exercised or incurred by them as Trustees and not as individuals. Every person contracting or dealing with the Trustees or having any debt, claim or judgment against them or any of them shall look only to the funds and property of the Trust for payment or satisfaction. No Trustee or Trustees of the Trust shall ever be personally liable for or on account of any contract, debt, tort, claim, damage, judgment or decree arising out of or connected with the administration or preservation of the Trust Property or the conduct of any of the affairs of the Trust. Every note, bond, contract, order or other undertaking issued by the Trust or the Trustees relating to the Trust, and stationery used by the Trust shall include the notice set forth in Section 9.5 of this
          Article IX (but the omission thereof shall not be construed as a waiver of the foregoing provision, and shall not render the Trustees personally liable).

               It is the intention of this Section 9.2 that no Trustee shall be subject to any personal liability whatsoever to any person for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except that nothing in this Declaration of Trust shall protect any Trustee from any liability to the Trust or its Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his duties, or by reason of reckless disregard of his obligations and duties as Trustee; and that all persons shall look solely to the Trust Property belonging to a class of Shares for satisfaction of claims of any nature arising in connection with the affairs of such class of the Trust.

               9.3  Indemnification of Trustees, Representatives and
                    ------------------------------------------------
          Employees.  The Trust shall indemnify each of its Trustees
          ---------
          against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while as a Trustee or thereafter, by reason of his being or having been such a Trustee except with respect to any matter as to which he shall
                  ------
          have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties, provided that as to any matter disposed of by a
                  --------
          compromise payment by such person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless the Trust shall have received a written opinion from independent legal counsel approved by the Trustees to the effect that if either the matter of willful misfeasance, gross negligence or reckless disregard of duty, or the matter of bad faith had been adjudicated, it would in the opinion of such counsel have been adjudicated in favor of such person. The rights accruing to any person under these provisions shall not exclude any other right to which he may be lawfully entitled, provided that no person may satisfy any right
                             --------
          of indemnity or reimbursement hereunder except out of the property of the Trust. The Trustees may make advance payments in connection with the indemnification under this Section 9.3, provided that the indemnified person shall have given a written
          --------
          undertaking to reimburse the Trust in the event it is subsequently determined that he is not entitled to such indemnification.

               The Trustees shall have the power to indemnify representatives and employees of the Trust to the same extent that Trustees are entitled to indemnification pursuant to this
          Section 9.3.

               9.4  Reliance on Experts, etc.  Each Trustee and
                    ------------------------
          representative of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the

          Trust, upon an opinion of counsel satisfactory to the Trust, or upon reports made to the Trust by any of its representatives or employees or by the investment adviser, the principal underwriter, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees or representatives of the Trust, regardless of whether such counsel or expert may also be a Trustee.

               9.5  Limitation of Shareholder Liability.  Shareholders
                    -----------------------------------
          shall not be subject to any personal liability in connection with the assets of the Trust for the acts or obligations of the Trust.
          The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription to any Shares or otherwise. Every obligation, contract, instrument, certificate for Shares or any other security of any class of the Trust or undertaking, and every other act whatsoever executed in connection with the Trust or any class of Shares shall be conclusively presumed to have been executed or done by the executors thereof only in their capacities as Trustees under the Declaration of Trust or in their capacity as officers, employees or agents of the Trust and not individually. Every note, bond, contract, order or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust or any class of Shares, and the stationery used by the Trust, shall include a recitation limiting the obligation represented thereby to the Trust and its assets (but the omission of such a recitation shall not operate to bind any Shareholder), as follows:

                    "The names 'CFB MarketWatch Funds' and 'Trustees of CFB MarketWatch Funds' refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated June 4, 1992 which is hereby referred to and a copy of which is on file at the office of the State Secretary of The Commonwealth of Massachusetts and at the principal office of the Trust. The obligations of 'CFB MarketWatch Funds' entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the Trust Property, and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust."

               The rights accruing to a Shareholder under this Section 9.5 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided for herein, provided that a Shareholder of
                                            --------
          any class of Shares shall be indemnified only from assets belonging to the classes of Shares with the same alphabetical designation.

               9.6  Indemnification of Shareholders.  In case any
                    -------------------------------
          Shareholder or former Shareholder shall be held to be personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets belonging to the classes of Shares with the same alphabetical designation as that of the Shares owned by such Shareholder to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust shall, upon request by the Shareholder, assume the defense of any claim made against any Shareholder for any act or obligations of the Trust and satisfy any judgment thereon from such assets.


                                          X.

                                    MISCELLANEOUS

               10.1 Trust Not a Partnership.  It is hereby expressly
                    -----------------------
          declared that a Massachusetts business trust with transferable Shares and not a partnership, joint venture, corporation, joint stock company or any form of legal relationship other than a trust is created hereby. Nothing herein shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association. No Trustee hereunder shall have any power to bind personally either a representative of the Trust or any Shareholder. All persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, whether past, present or future, shall be personally liable therefor.

               10.2 No Bond or Surety.  The Trustees shall not be required
                    -----------------
          to give any bond as such, nor any surety if a bond is required.

               10.3 Duration of Trust.  This Trust shall continue without
                    -----------------
          limitation of time, provided that the Trust or any class of
                              --------
          Shares may be terminated at any time in accordance with the provisions of this Declaration of Trust and applicable law.

               10.4 Merger, Consolidation and Sale of Assets.  The Trust
                    ----------------------------------------
          may merge into or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property, including its good will, upon such terms and conditions and for such consideration when and as authorized by vote or written consent of the Trustees and approved by the affirmative vote of the holders of not less than a majority of the Shares outstanding and entitled to vote, voting in the aggregate and not by class except to the extent that applicable law may require voting by class, or by an instrument or instruments in writing without a meeting consented to by the holders of not less than a majority of such Shares, voting in the aggregate and not by class except to the extent that applicable law may require voting by class.

               10.5 Incorporation.  With the approval of the holders of a
                    -------------
          majority of the outstanding Shares, voting in the aggregate and not by class except to the extent that applicable law may require voting by class, the Trustees may cause to be organized, or assist in organizing, a corporation or corporations under the law of any jurisdiction, to carry on any affairs in which the Trust shall directly or indirectly have any interest, and to transfer the Trust Property to any such Person in exchange for any Shares or securities thereof or otherwise, and to lend money, to subscribe for the Shares or securities of, and enter into any contracts with any such Person in which the Trust holds or is about to acquire securities or any other interest. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such Person if and to the extent permitted by law. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships associations or the organizations and selling, conveying or transferring a portion of the Trust Property to such Person(s).

               10.6 Filing of Copies, References, Headings.  The original
                    --------------------------------------
          instrument of this Declaration of Trust and of each amendment hereto shall be filed with the State Secretary of the Commonwealth of Massachusetts as provided by law and copies thereof shall be kept at the office of the Trust where they may be inspected by any Shareholder. Each amendment so filed shall be accompanied by a certificate signed and acknowledged by a Trustee or by the Secretary or any Assistant Secretary of the Trust stating that such action was duly taken in the manner provided herein, and unless such amendment or such certificate sets forth some later time for the effectiveness of such amendment, such amendment shall be effective upon its filing. A restated Declaration Trust, integrating into a single instrument all of the provisions of the Declaration of Trust that are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall, upon filing with the State

          Secretary of the Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the initial Declaration of Trust and the various amendments thereto. Anyone dealing with the Trust may rely on a certificate by a representative of the Trust as to whether or not any such amendment hereto may have been made and as to any matters in connection with the Trust hereunder, with the same effect as if it were the original, and may rely on a copy certified by a representative of the Trust to be a copy of this instrument or of any amendment thereto. Headings are placed herein for convenience of reference only and, in the case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts each of which shall be deemed an original. All signatures to this instrument need not appear on the same page.

               10.7 Applicable Law.  The Trust set forth in this instrument
                    --------------
          is a trust made in the Commonwealth of Massachusetts and is to be governed by and construed and administered according the laws of said Commonwealth.


               10.8 Provisions in Conflict With Law or Regulations.
                    ----------------------------------------------

                    A. No provision of this Declaration of Trust shall be effective to:

                         (1)  Require a waiver of compliance with any
          provision of the Securities Act of 1933, as amended, or the Act, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder; or

                         (2) Protect or purport to protect any Trustee or officer of the Trust against any liability to the Trust or its Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                    B. The provisions of this Declaration of Trust are severable, and if the Trustees shall determine with the advice of counsel that any of such provisions is in conflict with the Act, the regulated investment company provisions of the Internal Revenue Code, Chapter 182 of the General Laws of the Commonwealth of Massachusetts or with any other applicable law or regulation, then in such event the conflicting provision shall be deemed never to have constituted a part of this Declaration of Trust, provided that such determination shall not affect any of the
          --------
          remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

                    C. If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

               10.9 Amendment of Declaration of Trust.
                    ---------------------------------

                    A. This Declaration of Trust may be amended upon a resolution to that effect being adopted by the Trustees and approved by the affirmative vote of the holders of not less than a majority of the outstanding Shares, voting in the aggregate and not by class except to the extent that applicable law may require voting by class.

                    B. Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of securities of the Trust shall have become effective, this Declaration of Trust may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees.

                    C. The Trustees may amend this Declaration of Trust without a vote of Shareholders to change the name of the Trust or to cure any error or ambiguity or if they deem it necessary to conform this Declaration of Trust to the requirements of applicable state or federal laws or regulations, including without limitation the requirements of the regulated investment company provisions of the Internal Revenue Code, but the Trustees shall not be liable for failing so to do.

                    D. Notwithstanding any other provision hereof, this Declaration of Trust may not be amended in any manner whatsoever that would impair the exemption from personal liability of the Trustees and Shareholders of the Trust or that would permit an assessment upon any Shareholder.

               IN WITNESS WHEREOF, the undersigned have executed this Agreement and Declaration of Trust in the capacities indicated, as of this 4th day of June, 1992.

                                        /s/Bryan Chegwidden
                                        ---------------------------
                                        Bryan Chegwidden, Settlor

                                        /s/John M. Loder
                                        ---------------------------
                                        John M. Loder, Initial Trustee
                                        36 Marsh Street
                                        Dedham, Massachusetts